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                                                                 EXHIBIT 10.25.2


                                FRIEDMAN'S INC.
                      SECOND AMENDMENT TO LOAN AGREEMENT


ABN AMRO Bank N.V.
500 Park Avenue
New York, New York 10022

Ladies and Gentlemen:

     Reference is hereby made to that certain Loan Agreement dated as of July 14, 1997 (as amended, the "Loan Agreement"), between the undersigned, Friedman's Inc., a Delaware business corporation (the "Borrower"), and you (the "Lender"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Loan Agreement.

     The Borrower has requested that the Lender amend certain pricing and covenants and make certain other amendments to the Loan Agreement, and the Lender is willing to do so under the terms and conditions set forth in this agreement (herein, the "Amendment").

Section 1.  Amendments.

     Subject to the satisfaction of the conditions precedent set forth in
Section 2 below, the Loan Agreement shall be and hereby is amended as follows:

            1. A new defined term shall be added to Section 1.1 of the Loan Agreement, as alphabetically appropriate, as follows:

          "EBITDA" shall mean, for any period of calculation, the Borrower's (i) Net Income for such period, plus (ii) Interest Expense during such period, plus (iii) income tax expense during such period, plus (iv) amortization and depreciation expenses deducted during such period in calculating Net Income, plus (v) the actual principal amount forgiven under the Long-Term Incentive Programs during such period plus (vi) other non-cash, non-recurring charges deducted during the period in determining Net Income.

            2. The defined term "LIBO Rate Basis" appearing in Section 1.1 of the Loan Agreement shall be, and hereby is, amended and restated in its entirety to be and to read as follows:
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          "LIBO Rate Basis" is a simple rate per annum equal to the sum of (a)
          the LIBO Rate and (b) one and one-half percent (1.50%).

            3. Section 8.3(C) of the Loan Agreement shall be, and hereby is, amended in its entirety to be and to read as follows:

             (C) Debt Ratio. Not permit, as of the end of any fiscal quarter, the ratio of the Borrower's Funded Debt as of such date to its EBITDA for the four immediately preceding fiscal quarters to exceed 3:1.

Section 2.  Conditions Precedent.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

            (a) The Borrower and the Lender shall have executed and delivered this Amendment.

            (b) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Lender and its counsel.

Section 3.  Representations.

     In order to induce the Lender to execute and deliver this Amendment, the Borrower hereby represents to the Lender that as of the date hereof, the representations and warranties set forth in Section 7 of the Loan Agreement are and shall be and remain true and correct (except that the representations contained in Section 7.1(M) shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Lender) and the Borrower is in full compliance with all of the terms and conditions of the Loan Agreement and no Default or Event of Default has occurred and is continuing under the Loan Agreement or shall result after giving effect to this Amendment.

Section 4.  Miscellaneous.

     (a) The Borrower has heretofore executed and delivered to the Lender certain Collateral documents and the Borrower hereby acknowledges and agrees that, notwithstanding the execution and delivery of this Amendment, the Collateral documents remain in full force and effect and the rights and remedies of the Lender thereunder, the obligations of the Borrower thereunder and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral

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documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

     (b) Except as specifically amended herein, the Loan Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Loan Agreement, the Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Loan Agreement, any reference in any of such items to the Loan Agreement being sufficient to refer to the Loan Agreement as amended hereby.

     (c) The Borrower agrees to pay on demand all costs and expenses of or incurred by the Lender in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Lender.

     (d) This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Georgia.

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     Dated as of December 18, 1998.

                                 FRIEDMAN'S INC.

                                 By /s/ Victor Suglia
                                    -----------------------------
                                    Its Sr. V.P. and CFO
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     Accepted and agreed to as of the date and year last above written.


                                 ABN AMRO Bank N.V.

                                 By /s/
                                    -----------------------------
                                    Its
                                        -------------------------

                                 By /s/
                                    -----------------------------
                                    Its
                                        -------------------------

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